
                                                                                                                  Exhibit 20.1
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Chase Bank - Retail Card Services Group                                               Monthly Report
Certificateholders' Statement                                                         Chase Credit Card Master Trust
                                                                                      Series 1996-4

Section 5.2 - Supplement                                            Class A           Class B        Collateral      Total
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(i)     Monthly Principal Distributed                                  0.00               0.00             0.00                0.00

(ii)    Monthly Interest Distributed                           6,691,381.67         579,000.72       778,812.21        8,049,194.60
        Deficiency Amounts                                             0.00               0.00                                 0.00
        Additional Interest                                            0.00               0.00                                 0.00
        Accrued and Unpaid Interest                                                                        0.00                0.00

(iii)   Collections of Principal Receivables                 146,898,036.30      12,241,433.07    15,739,145.27      174,878,614.64

(iv)    Collections of Finance Charge Receivables             22,946,930.93       1,912,233.32     2,458,610.67       27,317,774.92

(v)     Aggregate Amount of Principal Receivables                                                                 13,393,181,085.09

                                 Investor Interest         1,400,000,000.00     116,666,000.00   150,000,666.67    1,666,666,666.67
                                 Adjusted Interest         1,400,000,000.00     116,666,000.00   150,000,666.67    1,666,666,666.67

                                          Series
        Floating Investor Percentage               12.44%            84.00%              7.00%            9.00%             100.00%
        Fixed Investor Percentage                  12.44%            84.00%              7.00%            9.00%             100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                     Current                                                                                                 94.68%
                     30 to 59 days                                                                                            1.73%
                     60 to 89 days                                                                                            1.21%
                     90 or more days                                                                                          2.38%
                                             Total Receivables                                                              100.00%

(vii)   Investor Default Amount                                8,475,580.50         706,294.34       908,101.96       10,089,976.78

(viii)  Investor Charge-Offs                                           0.00               0.00             0.00                0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                     0.00               0.00             0.00

(x)     Servicing Fee                                          1,166,666.67          97,221.67       125,000.56        1,388,888.89

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                                       12.40%

(xii)   Reallocated Monthly Principal                                                     0.00             0.00                0.00

(xiii)  Closing Investor Interest (Class A Adjusted)       1,400,000,000.00     116,666,000.00   150,000,666.67    1,666,666,666.67

(xiv)   LIBOR                                                                                                               5.6055%

(xv)    Principal Funding Account Balance                                                                                      0.00

(xvi)   Accumulation Shortfall                                                                                                 0.00

(xvii)  Principal Funding Investment Proceeds                                                                                  0.00

(xviii) Principal Investment Funding Shortfall
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(xix)   Available Funds                                       21,780,264.26       1,815,011.65     2,333,610.11       25,928,886.03

(xx)    Certificate Rate                                            5.7355%            5.9555%          6.2305%

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